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                                                                     Exhibit 8.1


                                                 MAY 9, 2001



      RE: Issuance and Sale of Premium Equity Participating Security Units


PPL CORPORATION
TWO NORTH NINTH STREET
ALLENTOWN, PA 18101-1179

PPL CAPITAL FUNDING, INC.
TWO NORTH NINTH STREET
ALLENTOWN, PA 18101-1179

PPL CAPITAL FUNDING TRUST I
TWO NORTH NINTH STREET
ALLENTOWN, PA 18101-1179


Ladies and Gentlemen:

        We have acted as tax counsel ("Tax Counsel") to PPL Corporation, a Pennsylvania corporation (the "Company"), PPL Capital Funding, Inc., a Delaware Corporation ("PPL Capital Funding") and PPL Capital Funding Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company and the Trust with the Securities and Exchange Commission (the "Commission") of the Prospectus Supplement dated May 3, 2001 to the Prospectus dated February 9, 2001 (together, the "Prospectus"), which formed a part of the Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the issuance of 20,000,000 (plus an


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PPL CORPORATION
PPL CAPITAL FUNDING, INC.
PPL CAPITAL FUNDING TRUST I
                                   -2-                               MAY 9, 2001

additional 3,000,000 if the over-allotment option is exercised in full by the underwriters) 7 3/4% Premium Equity Participating Securities Units (the "PEPS Units"), each of which will initially consist of (i) a purchase contract under which the holder agrees to purchase, for $25, shares of common stock of the Company on May 18, 2004 (a "Purchase Contract") and (ii) a trust preferred security of the Trust, with a stated liquidation amount of $25 (a "Trust Preferred Security") .

The Trust Preferred Securities represent undivided beneficial interests in the assets of the Trust. The Trust's assets will consist of up to $515,463,918 (plus an additional $77,319,588 if the over-allotment option is exercised in full by the underwriters) aggregate principal amount of Subordinated Notes due May 18, 2006 (the "Subordinated Notes") to be issued by PPL Capital Funding.

All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) a form of the Subordinated Indenture; (iii) a form of the Supplemental Indenture; (iv) a form of the Subordinated Note; (v) a form of the Trust Agreement; (vi) a form of the Guarantee; (vii) forms of the Trust Securities; (viii) a form of the Purchase Contract Agreement; (ix) a form of the Remarketing Agreement; (x) a form of the Pledge Agreement; (xi) a form of the Underwriting Agreement; (xii) a form of the Global PEPS Units Certificates; and (xiii) a form of the Global Treasury Units Certificates. We also have examined and relied upon originals, or duplicates or certified or conformed


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PPL CORPORATION
PPL CAPITAL FUNDING, INC.
PPL CAPITAL FUNDING TRUST I
                                   -3-                               MAY 9, 2001

copies, of such records of the Company, PPL Capital Funding and the Trust and such other documents, certificates, representations and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that factual representations made to us are true, correct and complete and that the transactions related to the issuance of the PEPS Units, the Trust Securities, and the Subordinated Notes will be consummated in accordance with the terms of the documents and forms of documents described herein. If any of the above described assumptions are untrue for any reason or if the issuance of the PEPS Units, the Trust Securities and the Subordinated Notes is consummated in a manner that is inconsistent with the manner in which it is described in the Prospectus, our opinions as expressed below may be adversely affected and may not be relied upon.

        On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Trust Agreement, we are of the opinion that under current United States federal income tax law:

        (1) The Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation.

        (2) The Subordinated Notes will be classified as indebtedness for United States federal income tax purposes.

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PPL CORPORATION
PPL CAPITAL FUNDING, INC.
PPL CAPITAL FUNDING TRUST I
                                   -4-                               MAY 9, 2001

        We express no opinion with respect to the transactions referred to herein or in the Prospectus other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the PEPS Units, Trust Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Nevertheless, we believe that the opinions expressed in the Prospectus, if challenged, would be sustained by a court with jurisdiction in a properly presented case.

        Our opinions are based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

        We consent to the filing of this opinion as an exhibit to the Form 8-K to be filed with the Securities and Exchange Commission and to the use of our name in the Registration Statement under the caption "United States Federal Income Tax Consequences" and "Validity of the Securities".


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PPL CORPORATION
PPL CAPITAL FUNDING, INC.
PPL CAPITAL FUNDING TRUST I
                                   -5-                               MAY 9, 2001

                                                 Very truly yours,

                                                 /s/ Simpson Thacher & Bartlett

                                                 SIMPSON THACHER & BARTLETT